UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 22, 2019

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 22, 2019, Semiconductor Components Industries, LLC, a Delaware limited liability company (“SCILLC”) and a wholly owned subsidiary of ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), GLOBALFOUNDRIES U.S. Inc., a Delaware corporation (“Seller”), and GLOBALFOUNDRIES Inc., an exempted company incorporated under the laws of the Cayman Islands (“Seller Insurance Affiliate”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).

Pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, SCILLC will acquire Seller’s East Fishkill, New York site and fabrication facilities (the “EFK Fab Facility”), including post-fabrication facility, support buildings and related assets (the foregoing, including the EFK Fab Facility, the “Transferred Assets”), and assume certain related liabilities, including liabilities relating to SCILLC’s ownership and operation of the Transferred Assets. The transactions described above are collectively referred to herein as the “Asset Purchase.” In connection with the execution of the Asset Purchase Agreement, SCILLC and an affiliate of Seller entered into certain ancillary agreements pursuant to which such Seller affiliate will license certain technology to SCILLC, provide SCILLC with technology transfer and development services and provide SCILLC with foundry services prior to the closing date of the Asset Purchase (the “Closing Date”), and SCILLC will provide such Seller affiliate with foundry services for a limited time period following the Closing Date.

The aggregate purchase price for the Asset Purchase is $400 million in cash, subject to adjustment as described in the Asset Purchase Agreement (the “Total Consideration”), $70 million of which, representing a non-refundable deposit on the Asset Purchase and which amount is subject to downward adjustment, was paid on the date of the execution of the Asset Purchase Agreement and $330 million of which will be paid (i) if the Closing Date is on or before January 2, 2023, on January 2, 2023 and (ii) otherwise, on the Closing Date. In addition, on the date of execution of the Asset Purchase Agreement, SCILLC paid Seller a license fee of $30 million in cash, which amount is subject to upward adjustment, for certain technology to be licensed to SCILLC pursuant to the ancillary agreements.

The Closing Date is expected to occur on or around December 31, 2022, subject to the satisfaction or waiver of the conditions to closing as specified in the Asset Purchase Agreement.

Completion of the Asset Purchase is subject to a number of conditions, including, among other things: (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) a certain number of employees of Seller having signed offer letters with SCILLC or its affiliate, which offer letters shall become effective at the Closing Date; (iii) if there is a Total Loss Event (as defined below), Seller having cured such Total Loss Event at or prior to the Closing Date; and (iv) certain other customary closing conditions, including accuracy of representations and warranties, material performance of covenants, and no material adverse effect on the Transferred Assets.

SCILLC and Seller have made customary representations and warranties in the Asset Purchase Agreement, as well as certain covenants, including, among other things, that: (i) each party will use reasonable best efforts to obtain required regulatory approvals; and (ii) Seller will abide by certain exclusivity and non-solicitation covenants. Seller has also agreed that if, prior to the Closing Date, there is an event that would reasonably be expected to result in more than 50% of the total installed manufacturing capacity at the EFK Facility becoming inoperable for six consecutive months (a “Total Loss Event”), and such Total Loss Event would reasonable be expected to be capable of being cured within 18 months after such Total Loss Event (the “Maximum Cure Period”) but prior to June 30, 2024, Seller and Seller Insurance Affiliate will use commercially reasonable efforts to cure such Total Loss Event on the terms described in the Asset Purchase Agreement.

The Asset Purchase Agreement contains certain termination rights for each of SCILLC and Seller, including termination by SCILLC if a Total Loss Event occurs that SCILLC and Seller mutually agree is uncurable or that has not been cured prior to the expiration of the Maximum Cure Period.

The Asset Purchase Agreement contains indemnification rights for each of SCILLC and Seller for breaches of representations and warranties and covenants, as well as certain other matters, subject to customary deductibles, caps and other limitations.

Item 7.01	Regulation FD Disclosure.

On April 22, 2019, ON Semiconductor and GLOBALFOUNDRIES issued a joint press release announcing entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 22, 2019, ON Semiconductor posted an investor presentation relating to the transactions contemplated by the Asset Purchase Agreement to the investor relations section of its website. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the Asset Purchase and its anticipated Closing Date. These forward-looking statements are made based on information available to ON Semiconductor as of the date of this Current Report on Form 8-K and current expectations, forecasts, estimates and assumptions and involve a number of risks and uncertainties that could cause actual results or events to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the control of ON Semiconductor. In particular, such risks and uncertainties include, but are not limited to: the risk that the Asset Purchase and related transactions do not close when anticipated, or at all; the risk that one or more conditions to closing the Asset Purchase and related transactions, including the receipt of applicable regulatory approvals, may not be satisfied or waived on a timely basis or at all; the risk that ON Semiconductor may not realize the anticipated benefits from the Asset Purchase and related transactions, including, but not limited to, manufacturing optimization and the receipt of any applicable state incentives, tax benefits, payments or other consideration; revenue and operating performance and progress towards ON Semiconductor’s previously announced financial model; economic conditions and markets (including current financial conditions); risks related to the ability to meet assumptions regarding outlook for revenue and gross margin as a percentage of revenue; effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; enforcement and protection of intellectual property rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; risks associated with other acquisitions and dispositions, including our ability to realize the anticipated benefits of our acquisitions and dispositions; risks that acquisitions or dispositions may disrupt our current plans and operations, the risk of unexpected costs, charges or expenses resulting from acquisitions or dispositions and difficulties arising from integrating and consolidating acquired businesses, our timely filing of financial information with the U.S. Securities and Exchange Commission (the “SEC”) for acquired businesses and our ability to accurately predict the future financial performance of acquired businesses; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy, such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including changes in trade policies, foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations or financial results; the threat or occurrence of international armed conflict and terrorist activities both in the U.S. and internationally; risks of changes in U.S. or international tax rates or legislation, including the impact of the recent U.S. tax legislation; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 20, 2019, and in ON Semiconductor’s subsequent Current Reports on Form 8-K and other filings with the SEC. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and ON Semiconductor does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint press release of ON Semiconductor Corporation and GLOBALFOUNDRIES, dated April 22, 2019.

99.2	Investor presentation of ON Semiconductor Corporation, dated April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

April 22, 2019	By:	/s/ Bernard Gutmann
Name: Bernard Gutmann
Title: Executive Vice President, Chief Financial Officer, and Treasurer